Harleysville National Corporation     Harleysville, PA (Nasdaq: HNBC)

Gregg J. Wagner
President and Chief Executive Officer

Sandler O’Neill & Partners, L.P.
Financial Services Conference

Naples, FL
November 17, 2005

FORWARD-LOOKING INFORMATION

During the course of this presentation, management may make projections and forward-looking statements regarding events or the future financial performance of Harleysville National Corporation. We wish to caution you that these forward-looking statements involve certain risks and uncertainties, including a variety of factors that may cause Harleysville National Corporation’s actual results to differ materially from the anticipated results expressed in these forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements and are advised to review the risk factors that may affect Harleysville National Corporation’s operating results in documents filed by Harleysville National Corporation with the Securities and Exchange Commission, including the Quarterly Report on Form 10-Q, the Annual report on form 10-K and other required filings. Harleysville National Corporation assumes no duty to update the forward-looking statements made in this presentation.

Presented by Gregg Wagner, President & CEO

HNBC - A Vision for 2006…

CORPORATE OVERVIEW

➢	Founded 1909

➢	Second largest independent community bank
within our footprint

➢	44 branches throughout eastern Pennsylvania

➢	28 core market branches located in two of the wealthiest
suburban Philadelphia counties

➢	Total assets of $3.12 billion as of September 30, 2005

➢	Millennium Wealth Management and Private Banking

Presented by Gregg Wagner, President & CEO

HNBC - A Vision for 2006…

UNIQUE STRENGTHS

➢	Seasoned “new” management team

➢	Customers recognize our culture is different

➢	Large, well developed wealth management platform

➢	Majority of branches located in high-growth markets

➢	Lending authority is highly decentralized

➢	Efficiency ratio has historically been low

Presented by Gregg Wagner, President & CEO

HNBC - A Vision for 2006…

ONGOING CHALLENGES

➢	Improve NIM through balance sheet management

➢	Build out infrastructure and personnel investments

➢	Use Millennium Wealth Management and
Private Banking to leverage other income stream

➢	Compete profitably against irrational competitors

➢	Align market perception with our real capabilities

Presented by Gregg Wagner, President & CEO

HNBC - A Vision for 2006…

MAJOR NEW STRATEGIC INITIATIVES

➢	Add depth to our complete suite
of commercial offerings

➢	Use Millennium to best advantage

➢	Build and manage infrastructure to drive
new strategic direction

➢	Market rationalization

Presented by Gregg Wagner, President & CEO

HNBC - A Vision for 2006…

COMPELLING INVESTMENT CONSIDERATIONS

➢	Energized new management team

➢	Demonstrated track record of consistent earnings

➢	Attractive market demographics

➢	Future growth focused in high-growth markets

➢	Average dividend yield of 3.29%

➢	Valuation is currently attractive

Presented by Gregg Wagner, President & CEO